UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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COMMONWEALTH BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMONWEALTH BANKSHARES, INC.

POST OFFICE BOX 1177, NORFOLK, VA 23501-1177

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To be Held June 27, 2006

To the shareholders of Commonwealth Bankshares, Inc.:

NOTICE is hereby given that the 2006 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the “Company”) will be held at the Norfolk Airport Hilton, 1500 North Military Highway, Norfolk, Virginia 23502, on Tuesday, June 27, 2006, at 3:00 p.m. local time, for the following purposes:

1.	To elect two Class III Directors to the Board of Directors of the Company to serve until the 2009 Annual Meeting of Shareholders.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 28, 2006 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, E.J. Woodard, Jr., CLBB, in person or in writing.

By Order of the Board of Directors,

/s/ E.J. Woodard, Jr., CLBB
E.J. Woodard, Jr., CLBB
Chairman of the Board, President and
Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 22nd day of May 2006

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

Norfolk, Virginia 23510

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 27, 2006

The solicitation of the enclosed 2006 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the “Company”) to be used at the 2006 Annual Meeting of Shareholders to be held on June 27, 2006 at 3:00 p.m., or any adjournment thereof, at the Norfolk Airport Hilton, 1500 North Military Highway, Norfolk, Virginia 23502. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 22, 2006. The matters to be considered and acted upon are (i) the election of two Class III directors of the Company to serve until the 2009 Annual Meeting of Shareholders and (ii) such other business as may properly come before the meeting, or any adjournment thereof.

The Company is a one bank holding company organized under the laws of the Commonwealth of Virginia. It’s wholly-owned subsidiary, Bank of the Commonwealth (the “Bank”), is a Virginia State Chartered Bank and a member of the Federal Reserve. The Bank operates 11 branches, 3 loan production offices and 16 ATM in Hampton Roads, Virginia and Eastern North Carolina.

Revocability of Proxy

Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, E.J. Woodard, Jr., CLBB in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein. If no instructions are given in a returned executed proxy, the proxy will be voted in favor of the election of the two Class III directors named below at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Person Making The Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Bank or the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this regard.

Voting Shares and Vote Required

Only shareholders of record at the close of business on April 28, 2006 will be entitled to vote at the meeting, or any adjournment thereof. As of April 28, 2006, the Company had issued and outstanding 4,231,553 shares of Common Stock held of record by approximately 1,373 shareholders. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shareholders are entitled to one vote for each share of Common Stock held on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. Abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customer) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, abstentions and broker non-votes will not affect the election of directors.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of nine directors. In February 2005, William P. Kellam, who had served as a Class III director of the Company since 1988 and as a director of the Bank since its inception in 1971, passed away at the age of 90. Mr. Kellam served as the President of Kellam – Eaton Insurance Agency, Inc., a real estate and insurance firm in Virginia Beach, Virginia, for 30 years prior to his retirement in 1986.

At the 2006 Annual Meeting, two directors comprising Class III will be elected to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE TWO NOMINEES LISTED BELOW AS CLASS III DIRECTORS OF THE COMPANY.

The following table sets forth certain information with respect to each director including age, principal occupation and the year each nominee or incumbent director first became a director. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has existed five or more years.

Name	Age	Served as Director Since	Principal Occupation During Past Five Years
Incumbent Directors Whose Terms Will Expire in 2007 (Class I)

E. Carlton Bowyer, Ph.D.	72	2001	Investor, Retired Superintendent – Virginia Beach Schools.

Morton Goldmeier	82	1988	President of Hampton Roads Management Associates, Inc.

William D. Payne, M.D.	70	1988	Retired surgeon, Drs. Payne, Ives & Holland, Inc. since 2001.

Richard J. Tavss	66	1988	Senior counsel, Tavss Fletcher, Norfolk, Virginia.

Incumbent Directors Whose Terms Will Expire in 2008 (Class II)

Herbert L. Perlin	65	1987	Senior partner of Perlin Rossen & Associates LLC, a wealth management group located in Virginia Beach, Virginia.

Kenneth J. Young	55	1999	President of The Norfolk Tides and Albuquerque Isotopes Baseball Clubs and Ovations Food Services.

Thomas W. Moss, Jr.	77	1999	Treasurer – City of Norfolk, Norfolk, Virginia; formerly Attorney, President & sole owner of Thomas W. Moss, Jr. PC and a former speaker of the House of Delegates for the Commonwealth of Virginia.

Name	Age	Served as Director Since	Principal Occupation During Past Five Years
Nominees for Election Whose Terms Will Expire in 2009 (Class III)

Laurence C. Fentriss	51	2001	President, Anderson & Strudwick Investment Corporation and formerly co-founder of Baxter, Fentriss and Company, an investment banking firm.

E.J. Woodard, Jr., CLBB	63	1973	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

Directors and Executive Officers

The following table sets forth for (1) each director-nominee, director, and executive officer of the Company, and (2) all director-nominees, directors, and executive officers of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on April 28, 2006 and (ii) such person’s or group’s percentage ownership of outstanding shares of Company Common Stock on such date. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 403 Boush Street, Norfolk, Virginia 23510.

Name	Number of Shares Beneficially Owned (1)(2)		Percent of Shares Beneficially Owned
Directors:
E. Carlton Bowyer, Ph.D.	14,930	(3)	*
Laurence C. Fentriss	216,608	(4)	5.02%
Morton Goldmeier	131,334	(5)	3.09%
Thomas W. Moss, Jr.	17,709	(6)	*
William D. Payne, M.D.	50,937	(7)	1.20%
Herbert L. Perlin	63,293	(8)	1.49%
Richard J. Tavss	191,095	(9)	4.49%
E.J. Woodard, Jr., CLBB	104,270	(10)	2.43%
Kenneth J. Young	38,161	(11)	*
Non-Director Executive Officers:
Cynthia A. Sabol, CPA	36,099	(12)	*
Simon Hounslow	51,847	(13)	1.21%
Stephen G. Fields	30,110	(14)	*
All Directors and Executive Officers as a group (12 persons)	946,393	(15)	20.48%

*	Percentage of ownership is less than 1.0% of the outstanding shares of Common Stock of the Company.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.

(2)	Based on 4,231,553 issued and outstanding shares of common stock as of April 28, 2006.

(3)	Includes (i) 12,000 shares which Dr. Bowyer has the right to acquire through the exercise of stock options, and (ii) 428 shares registered in the name of Dr. Bowyer’s wife, for which Dr. Bowyer disclaims beneficial ownership.

(4)	Includes (i) 12,000 shares which Mr. Fentriss has the right to acquire through the exercise of stock options, and (ii) 75,000 shares which Mr. Fentriss has the right to acquire through the conversion of convertible preferred securities.

(5)	Includes (i) 20,626 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options, (ii) 14,627 shares owned by Mr. Goldmeier’s wife, for which Mr. Goldmeier disclaims beneficial ownership, (iii) 2,500 shares which Mr. Goldmeier has the right to acquire through the conversion of convertible preferred securities, and (iv) 1,250 shares which Mr. Goldmeier’s wife has the right to acquire through the conversion of convertible preferred securities.

(6)	Includes (i) 14,000 shares which Mr. Moss has the right to acquire through the exercise of stock options, and (ii) 3,183 shares owned jointly by Mr. Moss and his wife.

(7)	Includes (i) 20,626 shares which Dr. Payne has the right to acquire through the exercise of stock options, (ii) 942 shares registered in the name of Dr. Payne’s wife, for which Dr. Payne disclaims beneficial ownership, and (iii) 10,845 shares held in an individual retirement account (“IRA”) FBO William D. Payne.

(8)	Includes (i) 20,626 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 19,762 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 2,401 shares owned jointly by Mr. Perlin and his wife, and (iv) 19,500 shares registered as the Perlin Revocable Living Trust.

(9)	Includes (i) 20,626 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,327 shares registered in the name of Richard J. Tavss, custodian for Bobbie J. Tavss, (iii) 685 shares registered in the name of Richard J. Tavss, custodian for Sanders T. Schoolar V, (iv) 610 shares registered in the name of Richard J. Tavss, custodian for Zachary I. Maiden, (v) 606 shares registered in the name of Richard J. Tavss, custodian for Taylor Tavss Schoolar, (vi) 127 shares registered in the name of Richard J. Tavss, custodian for Richard T. Maiden, (vii) 127 shares registered in the name of Richard J. Tavss, custodian for Samantha R. Maiden, (viii) 1,441 shares owned by Mr. Tavss’ wife for which Mr. Tavss disclaims beneficial ownership, and (ix) 27,878 shares registered in the name of Fletcher, Maiden & Reed PC 401K Plan FBO Richard J. Tavss.

(10)	Includes (i) 67,417 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 678 shares registered in the name of E.J. Woodard, Jr., custodian for Troy Brandon Woodard, (iii) 1,610 shares registered in the name of E.J. Woodard, Jr. and Sharon W. Woodard, custodians of Troy Brandon Woodard, (iv) 2,134 shares held in an IRA for the benefit of E.J. Woodard, Jr., (v) 376 shares held in the Company’s 401(k) Profit Sharing Plan, and (vi) 9,345 shares owned jointly by Mr. Woodard and his wife.

(11)	Includes (i) 14,000 shares which Mr. Young has the right to acquire through the exercise of stock options, (ii) 5,250 shares held in an IRA for the benefit of Kenneth J. Young, (iii) 1,011 shares owned jointly with Michael J. Young (son), (iv) 1,011 shares owned jointly with Benjamin C. Young (son), and (v) 1,011 shares owned jointly with Jennifer M. Young (daughter).

(12)	Includes (i) 36,000 shares which Ms. Sabol has the right to acquire through the exercise of stock options, and (ii) 94 shares held in the Company’s 401(k) Profit Sharing Plan.

(13)	Includes (i) 43,680 shares which Mr. Hounslow has the right to acquire through the exercise of stock options, and (ii) 3,859 shares owned jointly by Mr. Hounslow and his wife.

(14)	Includes (i) 30,000 shares which Mr. Fields has the right to acquire through the exercise of stock options, (ii) 12 shares registered in the name of Madison S. Fields (daughter), (iii) 12 shares registered in the name of Mr. Field’s wife, for which Mr. Fields disclaims beneficial ownership, and (iv) 76 shares held in the Company’s 401(k) Profit Sharing Plan.

(15)	Includes 78,750 shares which can be acquired through the conversion of convertible preferred securities and 311,601 shares which can be acquired through the exercise of stock options.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 28, 2006 by each beneficial owner of more than 5.0% of the Company’s Common Stock based on currently available Schedules 13D and 13G filed with the SEC.

Name and Address of Holder	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Laurence C. Fentriss P.O. Box 1459 Richmond, VA 23218	216,608	5.02%

Bay Pond Partners, L.P. 75 State Street Boston, MA 02109	266,858	6.41%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	351,165	8.43%

MANAGEMENT INFORMATION

Executive Officers of Commonwealth Bankshares, Inc. and Bank of the Commonwealth

E.J. Woodard, Jr., CLBB, 63, has served as President and Chief Executive Officer of Bank of the Commonwealth since 1973 and as Chairman of the Board since 1988. He has served as Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares, Inc. since 1988. Mr. Woodard is also President and Director of BOC Title of Hampton Roads, Inc., T/A Executive Title Center, BOC Insurance of Hampton Roads, Inc., Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage and Commonwealth Financial Advisors, LLC, is President of Boush Bank Building Corporation and a general partner in Boush Bank Building Associates. Mr. Woodard has served as a director of Bank of the Commonwealth since 1973 and as a director of Commonwealth Bankshares since 1988.

Cynthia A. Sabol, CPA, 43, assumed the role of Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank in February 2004. Ms. Sabol is also Director, Vice President, Secretary and Treasurer of BOC Title of Hampton Roads, Inc., T/A Executive Title Center, and BOC Insurance of Hampton Roads, Inc., and is Director, Vice President and Treasurer of Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage. Prior to joining the Bank, she worked in the banking industry for 10 years as a CFO and nine years of prior experience in the certified public accounting industry.

Simon Hounslow, 41, Executive Vice President and Chief Lending Officer has been with the Company since 1989. In December 2004, he was promoted from Senior Vice President to Executive Vice President and Chief Credit Officer. Mr. Hounslow has over 16 years in the banking industry, specializing in commercial, consumer and construction lending.

Stephen G. Fields, 42, Executive Vice President and Commercial Loan Officer has been with the Company since December 2003. Mr. Fields is also Director, Vice President and Secretary of Community Home Mortgage of Virginia, Inc., T/A Bank of the Commonwealth Mortgage. In December 2004, he was promoted from Senior Vice President to Executive Vice President and Commercial Loan Officer. Mr. Fields has 11 years in the banking industry concentrating in commercial, consumer and construction lending. Mr. Fields also has six years working as an examiner with the Federal Reserve Bank of Richmond.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Company. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board’s guidance. In turn, the management of the Company provides the Board of Directors with a regular and detailed flow of information relating to the Company’s overall condition and financial performance. The Board has determined that all non-employee directors, which comprise a majority of the Company’s Board, satisfy the independence requirements defined under the NASDAQ Stock Market’s listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment.

During 2005, the Board of Directors met 12 times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and at least 75% of the various committees on which they are members. The Board does not have a policy regarding attendance at annual shareholders’ meeting. However, Board members are encouraged to attend such meetings and at the annual meeting held on June 28, 2005, all Board members were in attendance, except for one member who was out of town.

The Board of Directors has, among others, seven standing committees: Executive Committee, Audit Committee, Personnel/Compensation Committee, Investment Committee, Trust Committee, Nominating Committee and CRA Committee. At its first meeting after the annual meeting of shareholders, the Board elects the members of each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders. Mr. Woodard serves as an ex-officio member of all such committees except the Executive Committee, Investment Committee, Trust Committee and Nominating Committee. More information on the committees of the Board is set forth on page 7.

Shareholder Communications with the Company’s Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Bank of the Commonwealth, Board of Directors, c/o Corporate Secretary, 403 Boush Street, Norfolk, Virginia 23510. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

Nominating Committee and Procedures

The Board of Directors has designated a Nominating Committee, which is responsible for reviewing with the Board the appropriate skills and characteristics required to serve as a director of the Company. The Committee does not have a charter; however, the Board has adopted a Director Nominations Policy, “Nominations Policy,” which outlines the process by which the Nominating Committee members identify a candidate for possible inclusion in the Company’s recommended slate of director nominees. All members of the Nominating Committee are “independent directors,” as defined by the NASDAQ Stock Market’s listing standards, except for Mr. Woodard due to his position as President and Chief Executive Officer of the Company and the Bank.

The Board and the Nominating Committee believe that a director should be an individual with substantial accomplishments and sound business judgment, who has demonstrated integrity and ethics in his or her personal and professional life. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters. The Nominating Committee seeks a diverse group of candidates who posses the background, skills, and expertise to make a significant contribution to the Board, to the Company, and its shareholders. The Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by the committee to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing in accordance with the Company’s bylaws. For additional information, please see “Submission of Proposals” elsewhere in this Proxy Statement. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2005
Executive (1)	E. Carlton Bowyer, Ph.D. Laurence C. Fentriss Morton Goldmeier Thomas W. Moss, Jr. William D. Payne, M.D. Herbert L. Perlin Richard J. Tavss E.J. Woodard, Jr., CLBB (2) Kenneth J. Young	• Acts on the Board’s behalf between Board meetings • Authorized to exercise all of the Board’s powers except for fundamental responsibilities, such as approval of the Articles of Incorporation or a plan of merger or consolidation • Acts on capital expenditures • Elects officers other than senior officers • Review and consider certain matters and policies for recommendation to the full Board	48

Audit	E. Carlton Bowyer, Ph.D. Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Kenneth J. Young	• Reviews financial reporting policies, procedures, and internal controls of the Company • Appoints independent auditors • Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent auditors • Reviews related-party transactions • Review the Company’s policies, processes, and procedures regarding compliance with applicable laws’ and regulations and the Statement of Ethics	4

Personnel/ Compensation	E. Carlton Bowyer, Ph.D. Thomas W. Moss, Jr. William D. Payne, M.D. (2) Kenneth J. Young	• Recommends the compensation of officers to the Executive Committee and Board (3) • Recommends the granting of stock options and other employee remuneration plans to the full Board	4

Investment	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Richard J. Tavss E.J. Woodard, Jr., CLBB	• Administers the investment policies of the Company	4

Trust	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Richard J. Tavss E.J. Woodard, Jr., CLBB	• Sets overall operational policy • Responsible for matters related to the Bank’s Trust Department exercise of fiduciary powers	4

Nominating	E. Carlton Bowyer, Ph.D. (2) Laurence C. Fentriss William D. Payne, M.D. Richard J. Tavss E.J. Woodard, Jr., CLBB	• Recommends those persons to be designated as Board nominees for election to the Board by the shareholders	1

CRA	Morton Goldmeier William D. Payne, M.D. Herbert L. Perlin (2) Richard J. Tavss E.J. Woodard, Jr., CLBB Kenneth J. Young	• Responsible for appointing the Community Reinvestment Act Officer • Review and verify compliance with the Bank’s Community Reinvestment Act Policy and Program • Defines the Bank’s “Assessment Area”	1

(1)	Committee consists of three members selected in rotation from the nine directors.

(2)	Committee Chair.

(3)	Mr. Woodard is not permitted to participate in the consideration and recommendations by the Committee as to his compensation.

AUDIT COMMITTEE REPORT

The Company’s Board has a separately designed standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee of the Board of Directors is composed of five (5) non-employee directors. The Board has determined that Morton Goldmeier, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee held four (4) meetings during 2005. The responsibilities of the Audit Committee are set forth in its Charter, which was revised to conform with provisions of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. The Committee reviews and reassesses the charter at least annually as conditions dictate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, and received and discussed the written disclosures and letter required by the Independence Standards Board Standards No. 1 (“Independence Discussions with Audit Committees”). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

•	Morton Goldmeier, Chairman

•	E. Carlton Bowyer, Ph.D.

•	Thomas W. Moss, Jr.

•	Herbert L. Perlin

•	Kenneth J. Young

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

Certain directors and officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 2005, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons were made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2005, the amount of loans from the Bank to all officers and directors of the Company and the Bank, and entities in which they are associated, was approximately $10.3 million.

Business Relationships and Transactions with Management

In the ordinary course of its business, the Company and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties.

In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the “Partnership”), to rent the headquarters building (the “Headquarters”) of the Company and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Company. The limited partners of the Partnership are Mr. E.J. Woodard, Jr., CLBB, Chairman, President, CEO and director of the Company and the Bank, and the estates of George H. Burton and William P. Kellam, former directors. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1.6 million industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3.0% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of SunTrust Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90.0% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank’s return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999.6 thousand. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

Additionally, in 1998, the Bank entered into a lease with respect to its branch at 1217 Cedar Road, Chesapeake, Virginia with Morton Realty Associates, a Virginia general partnership, and Richard J. Tavss and several other parties who share ownership and responsibility as landlord under the lease. Morton Goldmeier is a partner in Morton Realty Associates, one of the landlords under the lease, and is also a member of the board of directors of the Bank and the Company. Richard J. Tavss, also one of the landlords under the lease, is also a member of the board of directors of the Bank and the Company. Annual lease payments under the lease currently are $115.4 thousand. The board of directors of the Company received two independent appraisals with respect to this property prior to entering into this lease. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

The Bank has also from time to time retained the Norfolk, Virginia law firm of Tavss Fletcher, of which Mr. Tavss, a director of the Company and the Bank, is senior counsel, to perform certain legal services for the Company and the Bank. During 2005, the Company engaged Anderson & Strudwick, Inc. as the Company’s placement agent for a $19.34 million private placement of Common Stock. Mr. Fentriss, a director of the Company and the Bank, is President of Anderson & Strudwick Investment Corporation, the parent company of Anderson & Strudwick, Inc. The Company paid Anderson & Strudwick, Inc. a fee of $793,589 in connection with the private placement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission (“SEC”). Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2005 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

CODE OF ETHICS

Commonwealth Bankshares, Inc. and Bank of the Commonwealth have a Code of Ethics and Personal Conduct applicable to all officers and other employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Company will provide a copy of the Code of Ethics without charge upon written request directed to Cynthia A. Sabol, CPA, Executive Vice President and Chief Financial Officer, Commonwealth Bankshares, Inc., 403 Boush Street, Norfolk, VA 23510.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the annual and long-term compensation paid or accrued by the Company and its subsidiaries for the Company’s Chief Executive Officer, and executive officers whose combined salary and bonus exceed $100,000 in 2005 (the “named executive officers”).

Summary Compensation Table

	Annual Compensation			Long Term Compensation	All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)
E.J. Woodard, Jr., CLBB Chairman of the Board President and Chief Executive Officer	2005 2004 2003	$278,300 253,000 230,000	$150,000 70,000 24,500	36,000 7,500 4,400	$59,299 43,934 29,207	(1) (1) (1)

Cynthia A. Sabol, CPA (2), Executive Vice President and Chief Financial Officer	2005 2004	$143,815 101,539	$50,000 22,000	30,000 6,000	$9,622 —	(3)

Simon Hounslow, Executive Vice President and Chief Lending Officer	2005 2004 2003	$126,462 96,600 91,768	$50,000 15,000 15,000	25,000 5,000 4,000	$9,068 6,268 5,377	(3) (3) (3)

Stephen G. Fields (4), Executive Vice President and Commercial Loan Officer	2005 2004 2003	$121,538 92,000 3,538	$35,000 10,000 —	25,000 5,000 —	$8,634 — —	(3)

(1)	Includes director fees, 401(k) matching contribution, 401(k) profit sharing and deferred compensation.

(2)	Ms. Sabol began employment with the Company in February 2004.

(3)	Includes 401(k) matching contribution and 401(k) profit sharing.

(4)	Mr. Fields began employment with the Company in late December 2003.

Option Grants in Last Fiscal Year

The following table sets forth information for the year ended December 31, 2005 regarding grants of stock options to the named executive officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)		Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
E.J. Woodard, Jr., CLBB	30,000 3,000 3,000	21.31%	$23.00 23.37 26.25	(1) (2) (1)	9/26/15 9/26/15 11/15/15	$433,937 44,092 49,525	$1,099,682 111,737 125,507

Cynthia A. Sabol, CPA	30,000	17.75%	$23.00	(1)	9/26/15	433,937	1,099,682

Simon Hounslow	25,000	14.79%	$23.00	(1)	9/26/15	361,614	916,402

Stephen G. Fields	25,000	14.79%	$23.00	(1)	9/26/15	361,614	916,402

(1)	Options granted under the 2005 Stock Incentive Plan were issued at fair market value on date of grant.

(2)	Options granted under the 1999 Stock Incentive Plan were issued at the average closing sale price of the Common Stock for the 10 consecutive trading days immediately preceding and including the grant date.

Fiscal Year End Option Values

The table below sets forth information for each officer named in the Summary Compensation Table concerning the value of unexercised stock options as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-The-Money Options at December 31, 2005 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E.J. Woodard, Jr., CLBB	—	—	$67,417	—	$615,847	—
Cynthia A. Sabol, CPA	—	—	36,000	—	183,780	—
Simon Hounslow	858	$17,495	43,680	—	365,195	—
Stephen G. Fields	—	—	30,000	—	153,150	—

(1)	Calculated by determining the difference between the exercise price and the closing price of the Company’s Common Stock on the NASDAQ National Market on the date of exercise.

(2)	Under Securities and Exchange Commission rules, an option is only considered in-the-money, for purposes of the chart, if the per share exercise price is less than $27.40, the last reported sales price of the Company’s Common Stock on the NASDAQ National Market on December 31, 2005.

Employment Agreements

E.J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares, Inc. and Bank of the Commonwealth has entered into an employment agreement with the Bank. The agreement provides for Mr. Woodard’s employment until the earlier of December 31, 2007, his death or his physical or mental disability; provided, however, the employment agreement allows for the termination of employment by either the Bank or Mr. Woodard in the event of a “change of control” of the Company or the Bank, or by Mr. Woodard for “good reason.” Mr. Woodard’s employment agreement will be renewed automatically each year unless either party elects not to renew the agreement.

Under the employment agreement, in the case of a termination by the Company or the Bank prior to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive twelve (12) equal monthly payments, which, in total, equal his annual base salary, plus directors’ fees. In the event of a termination of employment by Mr. Woodard for “good reason,” or by the Company or the Bank subsequent to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive sixty (60) equal monthly payments which, in total, equal the present value of three (3) times his annual compensation at the time of termination minus $1.00.

Under the Agreement, a “change of control” will be deemed to have occurred upon:

•	any third party acquiring, or entering into a definitive agreement to acquire, more than twenty-five percent (25.0%) of the stock of either the Company or the Bank;

•	a change in the majority of the members of the board of directors of either the Company or the Bank during any one year period; or

•	The Company ceasing to be the owner of all of the Bank’s Common Stock, except for any directors’ qualifying shares.

The term “for good cause” includes a termination of Mr. Woodard for his failure to perform the required services, gross or willful neglect of his duty or a legal or intentional act demonstrating bad faith. The term “good reason” is defined as any assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the date of the agreement, the location of the executive’s office and/or workplace for employer is moved or relocated to a site 25 miles or more from the location as of the date of this agreement, or a change of control of either the Company or the Bank.

Mr. Woodard has also entered into an amended and restated deferred supplemental compensation agreement with the Bank. Under the supplemental agreement, upon Mr. Woodard attaining the age of 65, upon his termination with the Bank for any reason whatsoever or upon his death, Mr. Woodard or his beneficiary shall be entitled to payment from the Bank of: (i) two hundred fifty thousand dollars ($250,000) in one hundred twenty (120) equal consecutive monthly installments of two thousand eighty-three and 33/100 dollars ($2,083.33) each, (ii) seven hundred twenty thousand dollars ($720,000) in one hundred eighty (180) equal consecutive monthly installments of four thousand dollars ($4,000) each, and (iii) five hundred forty thousand dollars ($540,000) in one hundred eighty (180) equal consecutive monthly installments of three thousand dollars ($3,000) each, all three such payments being payable on the first day of each such month. Any payments described above shall be made on each such payment date to employee, regardless of whether employee is employed by the Bank at the time he becomes eligible for such payments. In addition to all payments described above, upon employee’s death, the Bank shall pay to the beneficiary a lump sum payment of two hundred fifty thousand and no/100 dollars ($250,000), payable on the first day of the second calendar month immediately following the date of death. Under the supplemental agreement, Mr. Woodard is obligated to make himself available to the Bank after his retirement, so long as he receives payments under the supplemental agreement, for occasional consultation which the Bank may reasonably request. Any amounts unpaid under the supplemental agreement may be forfeited, after notice to Mr. Woodard, in the event that the board of directors of the Bank determines in good faith that Mr. Woodard is performing services of any kind for a firm or other entity competitive with the business of the Bank during the period that he is receiving payments under the supplemental agreement.

In addition to Mr. Woodard’s employment agreement, the Bank has entered into similar employment agreements with Cynthia A. Sabol dated February 11, 2004, Simon Hounslow dated January 2, 2002, and Stephen G. Fields dated January 1, 2004. The agreements provide for Ms. Sabol’s, Mr. Hounslow’s, and Mr. Fields’ (collectively the “Executives”) employment until the earlier of one year from the agreement date, their death or disability; provided, however, the employment agreements allows for termination of employment by either the Bank, or the Executives in the event of a “change of control” of the Company or the Bank, or by the Executives’ for “good reason.” The Executives’ employment agreements will be renewed automatically each year unless either party elects not to renew the agreements.

Under the employment agreements, in the case of a termination by the Company or the Bank prior to a “change of control,” but not “for good cause,” Ms. Sabol, Mr. Hounslow, and Mr. Fields will be entitled to receive twelve (12) equal monthly payments, which in total, equal their annual base salary. In the event of a termination of the employment agreement by the Executives for “good reason,” by the Company or the Bank subsequent to a “change of control,” but not “for good cause,” Mr. Hounslow and Mr. Fields will be entitled to receive sixty (60) equal monthly payments, which in total, equal the present value of the annual compensation at the time of termination, and Ms. Sabol will be entitled to receive sixty (60) equal monthly payments, which in total, equal the present value of three (3) times the annual compensation at the time of termination minus $1.00.

The Company has also entered into deferred supplemental compensation agreements with Ms. Sabol, Mr. Hounslow and Mr. Fields. The terms and conditions of these agreements are virtually the same as those of Mr. Woodard’s deferred supplemental compensation agreement described above, except for the amount of payment they are entitled. Under the supplemental agreement, Ms. Sabol is entitled to payment from the Bank of nine hundred thousand dollars ($900,000) in one hundred eighty (180) equal consecutive monthly installments of five thousand dollars ($5,000) each. Mr. Hounslow and Mr. Fields are both entitled to five hundred forty thousand dollars ($540,000) in one hundred eighty (180) equal consecutive monthly installments of three thousand dollars ($3,000) each.

Stock Option and Employee Benefit Plans

1990 Stock Option Plan. On February 20, 1990, The Company’s Board of Directors approved a non-qualified stock option plan for the issuance of 25,000 shares of Commonwealth Bankshares’ Common Stock to eligible officers and key employees of the Company and the Bank at prices not less than the market value the Company’s Common Stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to this plan to increase the number of shares available for issuance under the plan to 45,000 shares. This plan expired on February 20, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

Non-Employee Director Stock Compensation Plan. On April 25, 1995, the Company’s shareholders approved a non-employee director stock compensation plan. This plan provided for the issuance of options to acquire 50,000 shares of the Company’s Common Stock to eligible non-employee directors at prices determined by the average of the five most recent trades of the Common Stock on the over-the-counter market during the period immediately preceding an option’s grant date or such other value per share as was determined by the non-employee directors. On April 29, 1997, shareholders approved an amendment to this plan to increase shares available for issuance under this plan to 70,000 shares. This plan expired January 17, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

1999 Stock Incentive Plan. On April 27, 1999, Company’s shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan. This plan provides for the issuance of up to the lesser of (i) fifteen percent (15.0%) of the Company’s issued and outstanding Common Stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under the 1990 plan and non-employee director plan described above, or (ii) 350,000 shares. Of the aggregate number of shares of the Company’s Common Stock that may be subject to award under this plan, sixty percent (60.0%) are available for issuance to the Company’s non-employee directors, and forty percent (40.0%) are available for issuance to the Company’s employees. All the employees of the Company and the Bank, and all other members of the board of directors of the Company, are eligible to receive awards under this plan. As of December 31, 2005, only a limited number of authorized shares are available for issuance under this plan.

2005 Stock Incentive Plan. On June 28, 2005, the Company’s shareholders approved the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan. The plan provides for the issuance of restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to employees and directors of the Company and its subsidiaries. The plan makes available up to 460,000 shares of Common Stock for issuance to plan participants. The total number of shares that may be issued in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment, will be 400,000 shares. The maximum number of shares with respect to which stock options, restricted stock awards, stock appreciation rights or other equity based awards may be granted in any calendar year to an employee is 50,000 shares.

401(k) Profit Sharing Plan. In 1993, the Company adopted a 401(k) profit sharing plan qualified under Section 401(k) of the Internal Revenue Code to replace the Bank’s former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with the Company are eligible to participate in the 401(k) plan. Eligible employees who elect to participate may defer up to the maximum allowable as prescribed by law. The Company may make a matching contribution, the amount of which, if any, will be determined by the Company each year. The Company contributed a matching contribution of $52.9 thousand and a discretionary profit sharing contribution of $72.1 thousand to the 401(k) plan during 2005.

Bank of the Commonwealth Supplemental Executive Retirement Plan. Effective February 1, 2002, the Company’s Board of Directors approved an executive deferred compensation plan in order to provide a select group of management and highly compensated executives the opportunity to elect to defer part or all of the compensation (including bonuses) payable to such executives during any plan year. Under this plan, a participant may designate a fixed dollar amount or a percentage to be deducted from his or her salary and/or bonus and then indicate how the deferred amount is to be invested between a fund that tracks the value of the Company’s stock and a simple interest bearing fund. The amount of deferred compensation in an executive’s account is held in a rabbi trust, but such amounts continue to be subject to the claims of the Bank’s general creditors until such time as they are distributed to the executive. Distributions are generally available at retirement age, death, or on account of disability. In addition, an executive who separates from service for a reason other than retirement, death, or disability, is entitled to receive distribution when he or she reaches age 65 (unless he or she dies or becomes disabled in the meantime, in which case benefits will be payable pursuant to the plan terms regarding such distributions). Distributions may also be made in certain situations following a change in control. Distributions are generally made in the form of installment payments, although a distribution in a lump sum is available in limited situations. As of December 31, 2005, no money has been funded into this plan.

Director Compensation

Each director of the Company was paid $1,200 for attendance at each board meeting and $500 for attendance at each meeting of a committee of the board of which he or she was a member. Additionally, each director of the Company was paid a quarterly retainer of $2,000. Effective January 1, 2006, the Board meeting fees increased to $1,400 per meeting and $3,000 for the quarterly retainer. The Company has a Director’s Deferred Compensation Plan which allows directors to defer recognition of income on all or any portion of the directors’ fees they earn. During 2005, a total of $112.2 thousand was deferred by directors under this plan. The terms and conditions of the plan are very similar to the terms and conditions of the Bank’s Supplemental Executive Retirement Plan described under the “Stock Option and Employee Benefit Plans” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2005. During 2005, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. All four members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with the Company’s strategic and business plans approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests. The Committee is comprised of four non-employee directors, William D. Payne, M.D., Chairman, E. Carlton Bowyer, Ph.D., Thomas W. Moss, Jr. and Kenneth J. Young, each of who is independent under the NASDAQ listing standards.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration;

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality;

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement of market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors;

4. The State Corporation Commission and Federal Reserve Banks’ CAMELS ratings; and

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options in addition to other executive benefits previously described.

Mr. Woodard does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

William D. Payne, M.D., Chairman

E. Carlton Bowyer, Ph.D.

Thomas W. Moss, Jr.

Kenneth J. Young

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2005, in stock price appreciation and dividends for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 2000 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

Index	2000	2001	2002	2003	2004	2005
Commonwealth Bankshares, Inc.	$100	$123	$203	$353	$350	$524
KBW 50	100	96	89	119	131	133
S & P 500	100	88	69	88	98	103

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

During 2005, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports of Form 10-K and 10-Q, and for service normally provided in connection with statutory and regulatory filings was $61,500. In 2004, PKF Witt Mares, PLC billed $62,409 for such services. This category includes fees for services necessary to perform the audit of the Company’s financial statements comfort letters and consents in connection with registration statement and other filings with the SEC and assistance with and review of documents filed with the SEC.

Audit-Related Fees

During 2005, PKF Witt Mares, PLC billed $1,500 for consent opinions issued for filings of Forms S-3 and S-8. During 2004, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC for assurance and related services reasonably related to the performance of the audit services rendered by it was $19,100. These services were the audits of the Company’s information technology systems, trust department and ACH procedures.

Tax Fees

During 2005, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC for tax advice, compliance and planning services was $5,000. In 2004, PKF Witt Mares, PLC billed $3,500 for such services. These services were the preparation of federal and state income tax returns and advice regarding tax compliance issues.

All Other Fees

There were no other fees billed by PKF Witt Mares, PLC in 2005. During 2004, PKF Witt Mares, PLC billed the Company $7,750 for all other fees. These services included assistance with the documentation of internal controls, due diligence on the mortgage company acquisition and other consulting matters.

None of the engagements of PKF Witt Mares, PLC to provide service other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the SEC and the Company’s audit committee charter.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

During 2005, the Audit Committee pre-approved 100% of non-audit services provided by PKF Witt Mares, PLC. The Audit Committee has considered the provisions of these non-audit services by PKF Witt Mares, PLC and has determined that the services are compatible with maintaining PKF Witt Mares, PLC’s independence.

SUBMISSION OF PROPOSALS

The next Annual Meeting of Shareholders will be held on or about June 26, 2007. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than January 22, 2007. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is April 27, 2007, and such notices may not be submitted prior to March 29, 2007. Additionally, any such shareholder proposals or notifications must comply in all respects with the Company’s Bylaws. All such proposals or notifications shall be delivered to the Company’s executive offices at Boush and Freemason Streets, P.O. Box 1177, Norfolk, Virginia 23501, Attn: E.J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

GENERAL

The Company’s 2005 Annual Report to Shareholders and Form 10-K for the year ended December 31, 2005 accompany this Proxy Statement. The 2005 Annual Report to Shareholders and Form 10-K does not form any part of the material for the solicitation of proxy.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

By Order of the Board of Directors

/s/ E.J. Woodard, Jr., CLBB
E.J. Woodard, Jr., CLBB
Chairman of the Board, President and
Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 22nd day of May 2006

COMMONWEALTH BANKSHARES, INC. 403 Boush Street P. O. Box 1177, Norfolk, Virginia 23501-1177 Phone (757) 446-6900

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held on June 27, 2006.

The undersigned hereby revokes all prior proxies and appoints Edward J. Woodard, Jr., CLBB and Richard J. Tavss, or either of them, each with the power of substitution, as proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held by the undersigned on April 28, 2006 at the Annual Meeting of Shareholders to be held on June 27, 2006, or any adjournment thereof.

1.	Proposal 1: To elect the following Class III directors to serve until the 2009 Annual Meeting of Shareholders: Laurence C. Fentriss and Edward J. Woodard, Jr., CLBB.

☐ FOR all nominees listed (except as marked to the contrary below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed.

INSTRUCTIONS: To withhold authority to vote for an individual nominee(s), print the name of the nominee(s) in the space provided below.

(OVER)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the proxies discretion as to other business properly before the meeting.

Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:	, 2006

Signature:

Printed Name:

Signature:

Printed Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on June 27, 2006.       YES       NO